EXHIBIT 10.2

Hu Fu Nong Consulting Services Agreement

Consulting Services Agreement

This agreement is made on July 31, 2005 by and between Asia Payment Systems, Inc., a Nevada corporation (“Asia Pay”) with its principal offices at 800 5th Avenue, Ste.4100, Seattle, WA. 98104 and Hu Fu Nong, (”HU”) a Chinese citizen holding China Identity Card No.110 104 195 804 130 812 and residing at Room 705/706, Block 13, Guan Dong Dian, Bei Jie, Chao Yang District, Beijing, China 1002011.

Witnesseth

WHEREAS, Asia Pay requires expertise and assistance in the area of business development and marketing in China to support its business and growth;

WHEREAS, HU has substantial contacts among the business community in China and has business development and business planning expertise, and desires to act as a consultant to provide business advisory services;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.	Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below:

	1.1	Affiliate - any persons or entities controlled by a party.

	1.2	Asia Pay – Asia Payment Systems, Inc. or it subsidiaries which use the services of HU.

	1.3	Asia Pay Clients - the Asia Pay's clients who use the services of HU through Asia Pay.

1.4

Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Asia Pay and HU shall each appoint Contact Persons to be responsible for their respective duties.

In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

	1.5	Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

	1.6	Equity- cash, securities or liquid assets, specifically excluding real property.

	1.7	Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2.	Contact Persons. The Contact Persons for Asia Pay is KK Ng, President & CEO of Asia Pay The Contact Person for HU is HU.

3.	Services to be rendered by HU. Services to be rendered, on a best efforts basis, by HU are as follows:

3.1

Advice and Counsel, Business Planning. HU will provide advice and counsel regarding Asia Pay's strategic and business plans; strategy and negotiations to include potential clients and service organizations, joint ventures, corporate partners and other business development transactions in China. Included will be assistance with preparation of a formal business plan and marketing proposals to third parties.

3.2

Business Development Intelligence. HU has access to information on business developments in this field in China and will monitor and react to sensitive market information on a timely basis and provide advice and counsel and intelligence to Asia Pay in a timely fashion. Asia Pay understands that some of this information is available from other sources but acknowledges that HU can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Asia Pay with respect to the activities of any other HU’s customers or customer accounts without such customer's prior written consent.

3.3

Asia Pay and/or Asia Pay Client Transaction Due Diligence. HU will undertake to assist Asia Pay to carry out due diligence on all proposed business development transactions affecting the Asia Pay, of which HU is notified in writing in advance.

	3.4	Additional Duties. Asia Pay and HU shall mutually agree upon any additional duties, which HU may provide for compensation paid or payable by Asia Pay under this Agreement.

3.5

Best Efforts. HU shall devote such time and best efforts to the affairs of Asia Pay as are reasonable and adequate to render the consulting services contemplated by this agreement. HU is not responsible for the performance of any services which may be rendered hereunder without the Asia Pay providing the necessary information in writing prior thereto, nor shall HU include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant.

4.	Compensation to HU.

4.1

Grant of options. Asia Pay shall grant to HU, at the signing of this contract, stock options on one hundred thousand (100,000) fully registered free trading shares at a price of $0.13 per share, to vest as follows; vesting 25,000 options on each of :

October 30, 2006
January 31, 2007
April 30, 2007
July 31, 2007

4.2

Additional Fees. Asia Pay and HU shall mutually agree upon any additional fees, which Asia Pay may pay in the future for services rendered by HU under this Agreement. Such additional agreement(s) may be attached hereto and made apart hereof as Exhibits beginning with Exhibit A, although there is no requirement to do so.

4.3

Extraordinary Expenses. Extraordinary expenses shall be submitted by HU to Asia Pay for approval prior to expenditure and shall be paid by Asia Pay, within ten (10) business days of receipt of HU’s request for payment.

5.

Indemnification. The Asia Pay agrees to indemnify and hold harmless HU against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the Asia Pay or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence.  All remedies provided by law, or in equity shall be cumulative and not in the alternative.

HU agrees to indemnify and hold harmless Asia Pay, each of its officers, directors, employees and each person, if any, who controls Asia Pay against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as HU or any of his agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6.	Asia Pay Representations. Asia Pay hereby represents, covenants and warrants to HU as follows:

	6.1	Authorization. Asia Pay and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2

No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Asia Pay, or violate any terms of provision of any other Agreement or any statute or law.

	6.3	Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies, and licenses referenced herein to which Asia Pay is a party are valid and in full force and effect.

6.4

Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Asia Pay threatened against or invoking Asia Pay, or which questions or challenges the validity of this Agreement and its subject matter; and Asia Pay does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

6.5

Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

	6.6	HU’s Reliance. HU has and will rely upon the documents; instruments and written information furnished to Hu by the Asia Pay's officers or designated employees.

A.

 Asia Pay Materials. All representations and statements provided herein about the Asia Pay are true and complete and accurate to the best of Asia Pay’s knowledge. Asia Pay agrees to indemnify, hold harmless, and defend HU, at Asia Pay's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to HU.

B.

Asia Pay Client and Other Material. Asia Pay warrants that all representation and statements provided, other than that about the Asia Pay, are, to the best of its knowledge, true, complete and accurate.

7.	Confidentiality.

7.1

HU and Asia Pay each agree to provide reasonable security measures to keep information confidential where release may be detrimental to their respective business interests. HU and Asia Pay shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through HU and Asia Pay respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

7.2

HU will not, either during his engagement by the Asia Pay pursuant to this agreement or at any time thereafter, disclose, use or make known for its or another’s benefit, any confidential information, knowledge, or data of the Asia Pay or any of its affiliates in any way acquired or used by HU during its engagement by the Asia Pay. Confidential information, knowledge or data of the Asia Pay and its affiliates shall not include any information, which is, or becomes generally available to the public other than as a result of a disclosure by HU or its representatives.

8.	Miscellaneous Provisions.

	8.1	Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of HU and Asia Pay.

8.2

Waiver of Compliance. Any failure of HU, on the one hand, or Asia Pay, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3

Expenses: Transfer Taxes, Etc. Whether or not the transaction(s), if any, contemplated by this Agreement shall be consummated, HU agrees that all fees and expenses incurred by HU in connection with this Agreement shall be borne by HU and Asia Pay agrees that all fees and expenses incurred by Asia Pay in connection with this Agreement shall be borne by Asia Pay, including, without limitation as to HU or Asia Pay, all fees of counsel and accountants.

8.4

Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within ten (10) days prior to engagement therein. The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or corporation of either party.

8.5

Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

8.6      Notices.      Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the “Contact Person” at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

8.7      Assignment.      This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

8.8      Delegation.      Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

8.9      Publicity.      Neither HU nor Asia Pay shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

8.10     Governing Law.      This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law doctrine.

8.11      Counterparts.      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12      Headings.      The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.13     Entire Agreement.      This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.14      Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.15      Attorneys’ Fees and Costs.   If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.16      Survivability.  If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

8.17      Further Assurances.   Each of the parties agrees that it shall from time-to-time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.18       Right to Data After Termination.   After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

8.19      Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

8.20      No Authority to Obligate the Asia Pay.   Without the consent of the Board of Directors of the Asia Pay, HU shall have no authority to take, nor shall it take, any action committing or obligating the Asia Pay in any manner, and shall not represent himself to others as having such authority.

9.

Term of Agreement and Termination. This Agreement shall commence from August 1, 2006 and shall continue for one year unless terminated sooner, by either party, upon giving to the other party five (5) days written notice, provided however that such notice shall only be given by either party five (5) days prior to the end of every three (3) months from the date of commencement of this agreement, after which time this Agreement is terminated.

10.

Termination Cosequence . Upon termination of this agreement, any of the Share Options granted and vested prior to the date of termination of this agreement and in accordance to the schedule stated in Clause 4.1 above shall continue to be valid for exercising by Hu three (3) years from the date of termination of this agreement, and that any Share Options granted but not vested prior to the termination of this agreement shall no longer be vested after the date of termination of this agreement. In addition, any fees due or amount owing to HU arising from this agreement shall be settled by Asia Pay within thirty (30) days after the termination of this agreement, and that any fees and/or compensation that may be due and payable to HU at a certain date(s) after the termination of this agreement as may be agreed upon by Asia Pay prior to the termination of this agreement shall be settled by Asia Pay on the due date(s).

WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ASIA PAY: Asia Payment Systems, Inc.

By: KK NG
KK Ng, President & CEO

HU:

By: HU FU NONG
Hu Fu Nong